
SWEETGRASS COUNTY
Big Timber
STILLWATER COUNTY
Billings, 28 miles
McLeod
Columbus
Laurel
Absarokee
Nye
Fishtail
STILLWATER MINE
Roscoe
Red Lodge
CARBON COUNTY
PARK
COUNTY